UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF NEW YORK

XERIANT, INC.,
Plaintiff,

-v-

XTI AIRCRAFT CO., *et al.*,
Defendants.

23-CV-10656 (JPO)

OPINION AND ORDER

J. PAUL OETKEN, District Judge:

Plaintiff Xeriant, Inc. brings this action against Defendant XTI Aircraft Company ("XTI"), as well as several unnamed defendants, for breach of contract, fraudulent inducement, quantum meruit, unjust enrichment, unfair competition, and misappropriation of confidential information. Before the Court is XTI's motion to dismiss certain counts of the Second Amended Complaint. For the reasons that follow, the motion is denied.

I. Background

A. Factual Background

The following factual allegations are drawn from the Second Amended Complaint and are presumed true for the purposes of resolving the present motion. *Fink v. Time Warner Cable*, 714 F.3d 739, 740-41 (2d Cir. 2013).

1. Xeriant's Investment in XTI

In 2019, Xeriant refocused its business strategy toward "the exploration, development, and commercialization of advanced materials and technology associated with next-generation aircraft and spacecraft." (ECF No. 41 ("SAC") ¶ 16.) As part of that new focus, Xeriant built a team of industry experts in order to acquire and develop companies and technology in the electric vertical take-off and landing ("eVTOL") industry. (*Id.* ¶ 17.)

At the same time, "XTI was promoting the development of an eVTOL aircraft named the TriFan 600, along with related technologies." (*Id.* ¶ 20.) Attracted by representations in XTI's public disclosures, "Xeriant initiated an informal inquiry into XTI and its technology." (*Id.* ¶ 21.) In April 2021, "the parties entered into a Mutual Confidentiality and Non-Circumvention Agreement ('MCNDA')," through which Xeriant sought to safeguard its intellectual property while considering an acquisition of or merger with XTI. (*Id.* ¶ 22.) While negotiating, XTI represented to Xeriant or the public that (1) "it possessed $1.3 billion in legitimate qualified pre-orders, reservations, and options for the TriFan 600"; (2) it "plan[ned] to commence production in 2024"; (3) it had "develop[ed] a 65 percent scale proof-of-concept prototype of the TriFan 600 and 'installed, tested, and validated'" various technological components; and (4) "the estimated cost for developing the TriFan 600 and securing FAA certification would be $250 million." (*Id.* ¶ 24.) Relying on those representations, Xeriant entered into a joint venture agreement ("JVA") with XTI which "required Xeriant to provide funding to the [joint venture], up to $10 million, to complete the preliminary design review ('PDR') of the TriFan 600 . . . , and to provide the [joint venture] and XTI with access to Xeriant's expert advisors." (*Id.* ¶ 26.) In exchange, XTI granted the joint venture a "non-exclusive, worldwide, non-assignable, royalty-free, license" for the TriFan 600 and related intellectual property for the duration of the joint venture. (*Id.* ¶ 28.) Xeriant retains a 50% interest in the joint venture, registered in Delaware as Eco-Aero LLC, as well as in the intellectual property license. (*Id.* ¶ 29.)

By September 2021, it was clear to Xeriant "that XTI lacked commercially viable engineering drawings or designs for the TriFan 600." (*Id.* ¶¶ 30-31.) Moreover, XTI's presales, which "were based on a projection that the aircraft would commence development in 2024," were inflated, as the timeline "was not possible." (*Id.* ¶ 39.) Moreover, "[a]lthough XTI

represented that the cost to develop the TriFan 600 was $250 million, the true figure was $750 million." (*Id.* ¶ 42.) After Xeriant realized that developing the TriFan 600 would cost more than XTI had originally represented, "XTI committed to working with Xeriant to merge both companies." (*Id.* ¶ 51.) Based on "additional promises," Xeriant "continue[d] its efforts to advance the development of the TriFan 600 aircraft," providing further "input to remedy the problems" with the technology. (*Id.* ¶¶ 44-45.) "[W]ith a total investment [by Xeriant] of $5,522,188, the TriFan 600 reached PDR status," and the joint venture's "initially articulated purpose had been successfully fulfilled." (*Id.* ¶ 46.)

2. Xeriant-XTI Merger

"On September 9, 2021, XTI and Xeriant formalized their intention to merge by executing a Letter of Intent, which mandated a financing commitment of $5 million." (*Id.* ¶ 53.) Xeriant engaged as its financing agent Maxim Group LLC ("Maxim"), which secured funding from Auctus Fund, LP ("Auctus") to fulfill Xeriant's financial commitment. (*Id.* ¶¶ 54-55.) Through Maxim, Xeriant obtained from Auctus "a $6.05 million Original Issue Discount Senior Secured Note" with net proceeds to Xeriant of $5,142,500, "predominantly allocated for the joint venture and the potential merged company's TriFan 600 Aircraft development." (*Id.* ¶ 55 n.4.) That financing required the issuance of 50,968,828 Xeriant Common Stock Purchase Warrants, amounting to an annual percentage rate of 71%. (*Id.*) "On December 5, 2021, XTI and Xeriant executed a Term Sheet regarding the merger." (*Id.* ¶ 56.) After the execution of the Term Sheet, XTI repeatedly altered deadlines established in prior agreements to delay—and ultimately prevent—consummation of the merger. (*Id.* ¶ 58.)

3. XTI-Inpixon Merger

Though Maxim was Xeriant's financial agent, "XTI was in direct communication" with Maxim while the parties were negotiating the terms of their potential merger. (*Id.* ¶ 59.)

Eventually, Ritesh Veera—Xeriant's personal banker at Maxim—"reached out to Xeriant to convey that Maxim was becoming hesitant about funding the merger" in light of communications with XTI indicating a lack of desire to move forward. (*Id.* ¶¶ 60, 63.) Through Veera, Maxim proposed that XTI consider merging with another of Maxim's clients, Inpixon, instead of Xeriant. (*Id.* ¶ 64.) "Veera recommended that Xeriant step aside and allow Inpixon to merge with XTI." (*Id.* ¶ 66.) Though Xeriant initially rejected that proposal, it eventually "granted authorization to Maxim, acting as its agent, to introduce XTI to Maxim's client, Inpixon." (*Id.* ¶¶ 66, 70.)

To facilitate the XTI-Inpixon merger, XTI and Xeriant executed a Letter Agreement on May 17, 2022, whereby "in the event XTI and Inpixon enter into any transaction within a year, such event would trigger the issuance of 6% of XTI's outstanding stock to Xeriant on a pre-acquisition basis, and would require XTI to assume the Auctus Fund Loan and the related 50,968,828 of Xeriant Stock Purchase Warrants." (*Id.* ¶¶ 71-72.) The same result would be triggered in the event that XTI and Inpixon merged. (*Id.* ¶ 73.) From May 2022 through the end of the year, "Veera consistently reassured Xeriant that the acquisition of XTI by Inpixon was progressing smoothly and would be officially announced by December 15, 2022." (*Id.* ¶ 76.) When that deadline passed, "Veera subsequently assured both Xeriant and Auctus that the merger between XTI and Inpixon would be announced by March 15, 2023." (*Id.* ¶ 77.)

"[A]round January 2023, XTI's Chairman confirmed to Xeriant's executives that a merger was moving forward with Inpixon." (*Id.* ¶ 78.) XTI represented to Xeriant that an announcement was anticipated in March 2023, but it never materialized. (*Id.* ¶ 79.) On April 24, 2023, Inpixon's CEO stated that "XTI had already concluded a funding transaction with Inpixon." (*Id.* ¶ 80.) That was denied shortly thereafter by XTI executives, who informed

Xeriant that Inpixon was refusing to consummate the merger due to the terms of the Letter Agreement. (*Id.* ¶¶ 81-82.) Following that representation, Xeriant and XTI exchanged correspondence concerning the scope of the parties' obligations in the event of a "transaction" as described in the Letter Agreement. (*See id.* ¶¶ 85-88.) Later, in a public disclosure, Inpixon disclosed a payment of $0.3 million "for the issuance of a note receivable" without specifying the recipient. (*Id.* ¶ 90.)

In July 2023, "a few months after [XTI] claimed the Letter Agreement had expired," "XTI announced that they had entered into a definitive merger agreement with Inpixon." (*Id.* ¶ 91.) The public filing associated with the merger announcement confirmed that XTI was the recipient of the $0.3 million payment from Inpixon. (*Id.* ¶ 92.) XTI has not performed the purported obligations in the Letter Agreement, contending instead that it expired before the consummation of its merger with Inpixon. (*Id.* ¶¶ 97-98.) "From the date of the announcement of the impending merger between XTI and Xeriant on September 21, 2021, to the close of business on December 1, 2023, Xeriant has witnessed a depletion of over $180 million in market value on a fully diluted basis." (*Id.* ¶ 102.) The XTI-Inpixon merger was completed in March 2024. (*See* ECF No. 46 ("Opp") at 6.)

B. Procedural Background

Xeriant filed its complaint on December 6, 2023, naming as defendants XTI, Doe Company #1, Doe Company #2, and Doe Persons #1-5. (ECF No. 1.) Xeriant filed an *ex parte* motion for a temporary restraining order ("TRO") and preliminary injunction on December 29, 2023, to enjoin the XTI-Inpixon merger. (ECF Nos. 10-13.) XTI opposed the motion on January 3, 2024. (ECF Nos. 15-17.) The Court held argument on the motion on January 3, 2024, and denied the motion for failure to establish irreparable harm as a prerequisite for obtaining preliminary injunctive relief. (*See* ECF No. 22 at 32:17-36:6.) On January 31, 2024,

XTI amended its complaint to name Inpixon Corporation as a defendant. (ECF No. 31.) On February 2, 2024, the Court issued an order for Xeriant to show cause why the action should not be dismissed for lack of subject matter jurisdiction, as the Amended Complaint alleged Xeriant and Inpixon both to be citizens of the State of Nevada. (ECF No. 34.) In response to that Order, Xeriant amended its complaint a second time to remove Inpixon and Doe Company #1 as defendants, satisfying the requirements of complete diversity. (SAC.) On March 13, 2024, XTI moved to dismiss Counts II through VII of the Second Amended Complaint—that is, all counts other than the breach of contract count (ECF No. 42)—and filed a corresponding memorandum of law in support (ECF No. 43 ("Mem.")). Xeriant opposed the motion to dismiss on April 10, 2024 (Opp.), and XTI replied in further support on April 17, 2024 (ECF No. 47 ("Reply")).

II. Legal Standard

Complaints in federal court must "contain a 'short and plain statement of the claim showing that the pleader is entitled to relief.'" *Ashcroft v. Iqbal*, 556 U.S. 662, 677-68 (2009) (quoting Fed. R. Civ. P. 8(a)(2)). Surviving a motion to dismiss, brought under Federal Rule of Civil Procedure 12(b)(6), for failure to state a claim "does not require 'detailed factual allegations,' but it demands more than an unadorned, the-defendant-unlawfully-harmed-me accusation.'" *Id.* at 678 (quoting *Bell Atl. Corp. v. Twombly*, 550 U.S. 544, 555 (2007). Each asserted claim must be "plausible on its face," *id.*, which requires that "the plaintiff pleads factual content that allows the court to draw the reasonable inference that the defendant is liable for the misconduct alleged." *Lynch v. City of New York*, 952 F.3d 67, 74 (2020) (quotation marks omitted) (quoting *Iqbal*, 556 U.S. at 678). In considering such a motion, the court must "accept all 'well-pleaded factual allegations' in the complaint as true," *id.* at 74-75 (quoting *Iqbal*, 556 U.S. at 679), as well as "construe all reasonable inferences that can be drawn from the complaint in the light most favorable to the plaintiff," *id.* at 75 (quotation marks omitted)

(quoting *Arar v. Ashcroft*, 585 F.3d 559, 567 (2d Cir. 2009) (en banc)). A plaintiff's "legal conclusions," on the other hand, do not benefit from "the tenet that a court must accept as true all of the allegations contained in a complaint." *Iqbal*, 556 U.S. at 678.

III. Discussion

The present motion to dismiss involves six tort or quasi-contractual causes of action asserted alongside a claim for breach of contract. "Under New York law, when a valid agreement governs the subject matter of a dispute between parties, claims arising from that dispute are contractual; attempts to repackage them as sounding in fraud, conversion, and other torts, as well as unjust enrichment, implied and quasi contract, and quantum meruit, are generally precluded, unless based on a duty independent of the contract." *Poplar Lane Farm LLC v. Fathers of Our Lady of Mercy*, 449 Fed. App'x 57, 59 (2d Cir. 2011). Thus, where (1) a valid agreement (2) governs the subject matter of a dispute, courts typically do not permit plaintiffs to repackage their dispute into non-contractual causes of action.

A. Fraudulent Inducement

Counts II and III assert claims for intentional fraud and fraudulent concealment, respectively. (SAC ¶¶ 122-33, 134-41.) XTI moves to dismiss them as duplicative with the contractual agreement between the parties. (Mem. at 18-20.) In New York, a plaintiff asserting common law fraud must plausibly allege: "(1) a material misrepresentation or omission of fact (2) made by defendant with knowledge of its falsity (3) and intent to defraud; (4) reasonable reliance on the part of the plaintiff; and (5) resulting damage to the plaintiff." *Crigger v. Fahnestock & Co.*, 443 F.3d 230, 234 (2d Cir. 2006) (citing *Schlaifer Nance & Co. v. Estate of*

Warhol, 119 F.3d 91, 98 (2d Cir. 1997)).[1] More specifically, Xeriant characterizes Counts II and III as for fraudulent inducement. (*See* Opp. at 17-22.) "To state a claim for fraudulent inducement, there must be a knowing misrepresentation of material present fact, which is intended to deceive another party and induce that party to act on it, resulting in injury." *GoSmile, Inc. v. Levine*, 915 N.Y.S.2d 521, 524 (1st Dep't 2010) (citing *Sokolow, Dunaud, Mercadier & Carreras, LLP v. Lacher*, 747 N.Y.S.2d 441, 446 (1st Dep't 2002)).

"Generally, to recover damages for a tort, such as fraud, in a contract action, plaintiff needs to plead and prove 'a breach of duty distinct from, or in addition to, the breach of contract.'" *GoSmile*, 915 N.Y.S.2d at 524 (quoting *Non-Linear Trading Co. v. Braddis Assoc.*, 675 N.Y.S.2d 5, 13 (1st Dep't 1998)). To maintain an action of fraud arising from a contractual relationship, "a plaintiff must either: (i) demonstrate a legal duty separate from the duty to perform under the contract; or (ii) demonstrate a fraudulent misrepresentation collateral or extraneous to the contract; or (iii) seek special damages that are caused by the misrepresentation and unrecoverable as contract damages." *Bridgestone/Firestone, Inc. v. Recovery Credit Servs., Inc.*, 98 F.3d 13, 20 (2d Cir. 1996) (citations omitted). Where a "fraud claim satisfies one of the *Bridgestone/Firestone* scenarios, there is no need to address the other ones." *Subramanian v. Lupin, Inc.*, No. 17-CV-5040, 2020 WL 7029273, at *13 (S.D.N.Y. Aug. 21, 2020), *report and recommendation adopted*, 2020 WL 6075523 (S.D.N.Y. Oct. 15, 2020). Though

[1] "In addition, a claim for common law fraud under New York law must satisfy the requirements of the heightened pleading standard under Federal Rule of Civil Procedure 9(b)." *Matana v. Merkin*, 957 F. Supp. 2d 473, 484 (S.D.N.Y. 2013) (citing *Eternity Glob. Master Fund Ltd. v. Morgan Guar. Tr. Co. of N.Y.*, 375 F.3d 168, 187 (2d Cir. 2004)). That requires "stat[ing] with particularity the circumstances constituting fraud," though "[m]alice, intent, knowledge, and other conditions of a person's mind may be alleged generally." Fed. R. Civ. P. 9(b). Defendant does not move to dismiss the SAC for failure to allege an element of common law fraud or to do so with particularity under Fed. R. Civ. P. 9(b).

Bridgestone/Firestone was decided before some of the Appellate Division cases on the same subject, courts in this District continue to apply the Second Circuit's three-part test. *See, e.g.*, *JoySuds, LLC v. N.V. Labs, Inc.*, No. 22-CV-3781, 2024 WL 4188293, at *3 (S.D.N.Y. Sept. 13, 2024); *DM Manager LLC v. Fidelity Nat'l Info. Servs. Inc.*, No. 23-CV-617, 2024 WL 1347724, at *5 (S.D.N.Y. Mar. 29, 2024); *State St. Glob. Advisors Tr. Co. v. Visbal*, 462 F. Supp. 3d 435, 440 (S.D.N.Y. 2020).

It is beyond dispute that a mere misrepresentation of intent to perform a party's obligations under a valid contract cannot sustain an action for fraudulent inducement under New York law. *See First Bank of Americas v. Motor Car Funding, Inc.*, 690 N.Y.S.2d 17, 20-21 (1st Dep't 1999) ("A fraud claim should be dismissed as redundant when it merely restates a breach of contract claim, *i.e.*, when the only fraud alleged is that the defendant was not sincere when it promised to perform under the contract." (citing *Gordon v. Dino De Laurentiis Corp.*, 529 N.Y.S.2d 777, 779 (1st Dep't 1988)). However, "New York distinguishes between a promissory statement of what will be done in the future that gives rise only to a breach of contract cause of action and a misrepresentation of a present fact that gives rise to a separate cause of action for fraudulent inducement. Hence, a claim based on fraudulent inducement of a contract is separate and distinct from a breach of contract claim under New York law." *Merrill Lynch & Co. Inc. v. Allegheny Energy, Inc.*, 500 F.3d 171, 184 (2d Cir. 2007) (citations omitted); *see also* *Subramanian*, 2020 WL 7029273, at *13 ("Fraud in the inducement is separate and apart from the contract claims and thus is not redundant of the contract claims." (citing *Merrill Lynch*, 500 F.3d at 184)); *Delmar Fin. Co. v. Ocwen Loan Servicing, LLC*, No. 18-CV-208, 2019 WL 2075893, at *2 (E.D. Mo. May 10, 2019). Though the parties acknowledge that New York law recognizes the tort of fraudulent inducement of a contract, they disagree about its requirements.

Xeriant contends that there is but one: The alleged misrepresentation must be of a "present fact," which by its nature is collateral to the contract between the parties and thus independently actionable. (*See* Opp. at 20-21.) But XTI maintains that there are two requirements: The alleged misrepresentation must be of a "present fact," and it also must be collateral to the induced contract. (*See* Reply at 5-6.) The parties' disagreement demands a determination of the requirements to properly state a claim for fraudulent inducement under New York law.

The rule that misrepresentations of present fact may be actionable as fraudulent inducement of a contract originates from the New York Court of Appeals' decision in *Deerfield Communications Corp. v. Chesbrough-Ponds, Inc.*, which defined two types of misrepresentations, one which is actionable and the other which is not:

> [A] promise made with a preconceived and undisclosed intention of not performing it constitutes a misrepresentation. Involved in defendant's third counterclaim, therefore, is not a mere promissory statement as to what will be done in the future. It alleged rather a representation of present fact, not of future intent collateral to, but which was the inducement for the contract, and thus was not duplicative of the second counterclaim . . . .

68 N.Y.2d 954, 956 (1986) (citations, ellipses, and quotation marks omitted). *Deerfield*'s progeny are divisible into roughly two lines of competing authority.

Some courts, taking *Deerfield* to impose only a single requirement on fraudulent inducement claims, permit claims alleging any misrepresentation of a present fact, regardless of whether or not it is also collateral to a contractual agreement. *See, e.g.*, *GoSmile*, 915 N.Y.S.2d at 524 ("[A] misrepresentation of present facts, unlike a misrepresentation of future intent to perform under the contract, is collateral to the contract, even though it may have induced the plaintiff to sign it, and therefore involves a separate breach of duty." (citing *Deerfield*, 68 N.Y.2d at 956)); *see also VXI Lux Holdco, S.A.R.L. v. SIC Holdings, LLC*, 150 N.Y.S.3d 13, 15-16 (1st Dep't 2021) (applying the *GoSmile* formulation of the rule); *Laduzinski v. Alvarez & Marsal*

Taxand LLC, 16 N.Y.S.3d 229, 232 (1st Dep't 2015) (same); *Rossetti v. Ambulatory Surgery Ctr. of Brooklyn, LLC*, 5 N.Y.S.3d 373, 375 (1st Dep't 2015) (same). In two early published opinions, the Second Circuit appeared to endorse that reading of *Deerfield*. *See Merrill Lynch*, 500 F.3d at 184 ("A misrepresentation of present facts is collateral to the contract (even though it may have induced the plaintiff to sign the contract) and therefore involves a separate breach of duty." (quoting *First Bank of the Americas*, 690 N.Y.S.2d at 21 (brackets omitted)); *Stewart v. Jackson & Nash*, 976 F.2d 86, 89 (2d Cir. 1992) ("[F]alse representations of present fact . . . give rise to a separable claim of fraudulent inducement." (cleaned up)).

But other courts take *Deerfield* to impose dual requirements, insisting that misrepresentations of present fact must also be collateral to the contract they allegedly induced in order to be actionable as fraud. *See, e.g.*, *Cronos Grp. Ltd. v. XComIP, LLC*, 64 N.Y.S.3d 180, 191 (1st Dep't 2017) (characterizing *Deerfield* as standing for "the rule that a false promise is actionable as fraud only if the promised performance is outside the terms of any contract between the parties"); *Orix Credit All. v. Hable Co.*, 682 N.Y.S.2d 160, 161 (1st Dep't 1998) (explaining that where "the purported misrepresentation [is] 'directly related to a specific provision of the contract,'" it is "far from being collateral to the contract") (quoting *Alamo Contract Builders v. CTF Hotel*, 663 N.Y.S.2d 42, 42 (2d Dep't 1997)); *110 E. 138 Realty LLC v. Rydan Realty, Inc.*, 179 N.Y.S.3d 15, 18 (1st Dep't 2022); *Ahmed v. Cigna Health Mgmt., Inc.*, No. 23-CV-8094, 2024 WL 3345819, at *5 (S.D.N.Y. July 8, 2024); *Marquess v. CardFlex, Inc.*, No. 19-CV-4790, 2021 WL 355153, at *5 (E.D.N.Y. Feb. 2, 2021) (recognizing that *Cronos Group* narrowed *Deerfield*'s holding). *But see Shear Enters., LLC v. Cohen*, 137 N.Y.S.3d 306, 309 (1st Dep't 2020) (distinguishing *Cronos Group* and permitting a claim for fraudulent inducement to proceed based on an allegation of concealed inability to perform the contract).

The conflict in authority came to a head in *Wyle, Inc. v. ITT Corp.*—a particularly illustrative case about an allegedly intentional failure to disclose an ongoing audit—which seemingly alternates between both approaches. There, the First Department initially stated what sounds like the dual-requirement approach: [M]isrepresentations of present fact must be 'collateral to the contract and must have induced the allegedly defrauded party to enter into the contract.'" *Wyle, Inc. v. ITT Corp.*, 13 N.Y.S.3d 375, 376 (1st Dep't 2015) (brackets omitted) (quoting *Orix*, 682 N.Y.S.2d at 161). Consistent with that reading of *Deerfield*, and in light of the parties' concession that the misrepresentation constituted the misrepresentation of a present fact, the court proceeded to determine whether it was "collateral" or not. *Id.* at 376-77. That seems to reflect the dual-requirement approach. But then, the court held that misrepresentations of compliance with explicit contract warranties could sustain an action for fraud because warranties are representations of present facts, rather than intentions of future performance. *Id.* at 377-79. As the dissent observed, that result was inconsistent with the stated rule: "[I]n cases when we have sustained a fraud claim on a motion to dismiss in addition to the breach of contract claim, the fraud claim has been based upon facts outside the contract terms." *Id.* at 383 (Moskowitz, J., dissenting). In that dissent, Justice Moskowitz also cited *Torchlight Loan Services, LLC v. Column Financial, Inc.*, a case from this District, for the proposition that "it is not sufficient that the alleged misrepresentations are about then-present facts; rather, they also must be 'extraneous to the contract and involve a duty separate from or in addition to that imposed by the contract.'" No. 11-CV-7426, 2012 WL 3065929, at *10 (S.D.N.Y. July 25, 2012) (quoted in *Wyle*, 13 N.Y.S.3d at 383-84).

More recently, the Second Circuit has indicated more sympathy for the dual-requirement approach in a summary order, quoting the first part of *Wyle* for the rule that "a fraudulent

inducement claim is independent of a related claim for breach of contract if it 'alleges misrepresentations of present fact, not merely representations of future intent to perform under the contract,' *and* the alleged breach of duty is 'separate from or in addition to the contract duty.'" *A Star Grp., Inc. v. Northland Energy Trading, LLC*, Nos. 21-797, 21-798, 22-771, 2023 WL 8613525, at *2 (2d Cir. Dec. 13, 2023) (summary order) (quoting *Wyle*, 13 N.Y.S.3d at 376-77) (emphasis added). It further cited *Trump Village Section 4, Inc. v. Vilensky*, a recent Second Department case that also appeared to require that a misrepresentation be both of a present fact and collateral in order to sustain a claim for fraudulent inducement independent of the contract claim itself. See 158 N.Y.S.3d 883, 884 (2d Dep't 2022) ("[I]f the complaint alleges a misrepresentation of present facts that are collateral to the contract and served as an inducement to enter the contract, then a cause of action for fraudulent inducement may lie." (quotation marks omitted)).

In light of cases pointing in both directions, the Court is content to follow the single-requirement approach explicitly set out by the Second Circuit in two published opinions, which it is persuaded are more likely predictive of any hypothetical future ruling by the New York Court of Appeals. Of course, "[w]here a conflict exists between holdings of the Second Circuit and the more recent determinations of state appellate courts, this court will follow the outcome it believes the New York Court of Appeals would reach, without giving binding authority to the Second Circuit's construction." *In re E. & S. Dists. Asbestos Litig.*, 772 F. Supp. 1380, 1391 (E.D.N.Y. & S.D.N.Y. 1991), *aff'd in part and rev'd in part on other grounds sub nom In re Brooklyn Navy Yard Asbestos Litig.*, 971 F.2d 831 (2d Cir. 1992). But here, *Merrill Lynch* and *Stewart* do not clearly conflict with state-law precedent but are one way—though concededly not the only way—of reading *Deerfield*. Moreover, the recent First Department decision in *Shear*

Enterprises, which permitted a fraudulent inducement claim premised on an alleged concealment of the inability to perform, persuades the Court to take the same approach here.

Thus, under the single-requirement approach set out in *Merrill Lynch*, *Stewart*, and *Shear Enterprises*, Xeriant has pleaded at least some misrepresentations by XTI that were collateral to the JVA and related contracts because they concerned "present facts." For example, Xeriant alleges that "Defendant fraudulently misrepresented that they had engineered designs for the TriFan 600, which they claimed were evidenced by their 65% scale proof of concept," even though "the designs as represented . . . did not exist." (SAC ¶¶ 124-25.) That allegation concerns not a promise of XTI's to perform in the future, but of the current state of engineering designs. Xeriant also alleges that XTI misrepresented "the true cost to produce and secure Federal Aviation Administration certification for the TriFan 600." (SAC ¶ 126.) While a closer call, the Court concludes that a misrepresentation of the "true cost," or present economic projection, of a future activity, without any promise to conform performance to that cost, is the misrepresentation of a present fact. As such, it constitutes actionable fraud. But other alleged representations are not necessarily actionable under *Merrill Lynch*, such as Defendant's allegedly "fraudulent commitment to merge with Plaintiff" (SAC ¶ 127), which is simply a promise to perform.

Because Xeriant has alleged misrepresentations of present fact that, under the Second Circuit's approach in *Merrill Lynch*, plausibly constitute fraudulent inducement and thus are collateral to the parties' contractual agreements, the motion to dismiss is denied with respect to Counts II and III.

B. Unjust Enrichment and Quantum Meruit

Counts IV and V assert claims for quantum meruit and unjust enrichment, respectively. (SAC ¶¶ 142-53, 154-58.) Again, XTI moves to dismiss both counts as duplicative of the breach

of contract claim. (Mem. at 14-16.) "Applying New York law, [courts] may analyze quantum meruit and unjust enrichment together as a single quasi contract claim." *Mid-Hudson Catskill Rural Migrant Ministry, Inc. v. Fine Host Corp.*, 418 F.3d 168, 175 (2d Cir. 2005) (citing *Newman & Schwartz v. Asplundh Tree Expert Co., Inc.*, 102 F.3d 660, 663 (2d Cir. 1996)). A claim under either requires establishing "(1) the performance of services in good faith, (2) the acceptance of the services by the person to whom they are rendered, (3) an expectation of compensation therefor, and (4) the reasonable value of the services." *Id.* (quoting *Revson v. Clinique & Clinique, P.C.*, 221 F.3d 59, 69 (2d Cir. 2000)). "It is impermissible, however, to seek damages in an action sounding in quasi contract where the suing party has fully performed on a valid written agreement, the existence of which is undisputed, and the scope of which clearly covers the dispute between the parties." *Clark-Fitzpatrick, Inc. v. Long Island R.R. Co.*, 70 N.Y.2d 382, 389 (1987). That means that "quasi-contractual claims should be dismissed at the motion to dismiss stage where a provision in a valid contract between the parties clearly covers the dispute between the parties." *Frio Energy Partners, LLC v. Fin. Tech. Leverage LLC*, 680 F. Supp. 3d. 322, 339-40 (S.D.N.Y. 2023) (collecting cases).

Despite that principle, it must be "clear to the Court that . . . the [contract] clearly controls" the subject matter of the quasi-contract dispute. *Andritz Hydro Can., Inc. v. Rochester Gas & Elec. Corp.*, No. 20-CV-6772, 2021 WL 3115425, at *10 (S.D.N.Y. July 22, 2021) (quotation marks omitted). "[B]ecause it is difficult to determine the validity or scope of the contract at the pleading stage, courts routinely reject arguments [that the *Clark-Fitzpatrick* rule defeats a quasi-contract claim] as premature." *Vertex Constr. Corp. v. T.F.J. Fitness L.L.C.*, No. 10-CV-683, 2011 WL 5884209, at *4 (E.D.N.Y. 2011). There is thus a high bar for dismissal of a fraud claim for being duplicative of a contract claim, for even when "both sides argue that they

should prevail under the [contracts], the Court could later conclude that these agreements do not address the events that took place here." *Union Bank, N.A. v. CBS Corp.*, No. 08-CV-8362, 2009 WL 1675087, *8 (S.D.N.Y. June 10, 2009); *but see Morgan Stanley & Co. v. Peak Ridge Master SPC Ltd.*, 930 F. Supp. 2d 532, 546-47 (S.D.N.Y. 2013) (dismissing a quasi-contract counterclaim because the relevant contract "directly cover[ed] the same subject matter [Plaintiff] allege[d] as the basis for its unjust enrichment claim").

And even where a valid contract exists between the parties, "recovery in quasi contract outside the existing contract may be had if a party has rendered additional services upon extra-contractual representations by the other party." *U.S. E. Telecomms. Servs., Inc. v. US W. Commc'ns Servs., Inc.*, 38 F.3d 1289, 1298 (2d Cir. 1994) (citing *United States ex rel. Falco Constr. Corp. v. Summit Gen. Contracting Corp.*, 760 F. Supp. 1004, 1011 (E.D.N.Y. 1991)). For example, in *Sternberg, Inc. v. Walber 36th St. Assocs.*, the First Department held that a plaintiff could recover on quantum meruit for commission resulting from the sale of a building for less than $11.5 million despite the existence of a valid contract entitling the plaintiff to a specific commission in the event that it sold for more than $11.5 million. 594 N.Y.S.2d 144, 145-46 (1st Dep't 1993) ("[I]f the brokerage agreement at issue had explicitly stated that, in the event the sale did not proceed at the agreed price, plaintiff would not be entitled to any commission, it would be indisputable that nothing short of a sale at that price would entitle plaintiff to a commission. The contract, however, does not so state and is silent as to the plaintiff's entitlement to a commission in the event a sale occurred for a lesser price.").

Applying these principles to this case, in order to succeed on its motion to dismiss Counts IV and V, it must be "clear to the Court" that the contracts executed between XTI and Xeriant "clearly control" the subject matter of the present dispute. *Cf. Andritz Hydro*, 2021 WL

3115425, at *10. Xeriant alleges the same basis for both the unjust enrichment and quantum meruit claims: that Xeriant conveyed "protected information" to XTI in the form of "business contacts like Maxim's introduction of Inpixon to Defendant." (SAC ¶ 144 (quotation marks omitted).) Xeriant alleges that that introduction "was a service provided to Defendant who knowingly and voluntarily accepted the service that Plaintiff provided." (*Id.* ¶ 146.) Similarly, the unjust enrichment claim is premised on "Plaintiff's services rendered to Defendant in the introduction Plaintiff made through its New York based agent, Maxim." (*Id.* ¶ 155.) XTI argues that the introduction was governed entirely by the MCNDA. Indeed, Xeriant alleges, (1) "[p]ursuant to the MCNDA, Plaintiff shared protected information with Defendant which included introducing Inpixon to Defendant through their New York based banking agent Maxim" (*id.* ¶ 143); and (2) "[p]er the MCNDA, protected information as defined in the agreement also includes 'business contacts' like Maxim's introduction of Inpixon to Defendant" (*id.* ¶ 144). Xeriant responds that the MCNDA is "voidable" as a result of XTI's alleged fraud (*see* Opp. at 23-24), and thus the Court cannot be sure that a "valid agreement" governs the subject matter of the dispute.

XTI is correct that a "conclusory allegation . . . that [a contract] was somehow invalid does not by itself create a bona fide dispute." *Poplar Lane Farm*, 449 Fed. App'x at 59. But XTI does not argue that the MCNDA is not voidable for fraud; and the Court is required to take as true Xeriant's allegations of XTI's intentional misrepresentations that induced the formation of the MCNDA. And in New York, "an allegation of fraud in the inducement is a defense that renders contracts voidable, but not void." *Sphere Drake Ins. Ltd. v. Clarendon Nat'l Ins. Co.*, 263 F.3d 26, 31 (2d Cir. 2001). Where a factual issue remains as to whether a contract is voidable due to fraudulent inducement, a plaintiff may proceed past a motion to dismiss on a

quasi-contract theory arising from the same subject matter as the contract claim. *See Donnenfeld v. Petro*, 333 F. Supp. 3d 208, 220-21 (E.D.N.Y. 2018); *Lefkowitz v. Reissman*, No. 12-CV-8703, 2014 WL 925410, at *12 (S.D.N.Y. Mar. 7, 2014) ("Because—at least at this time—'a factual issue' remains as to the fraudulent inducement claim, the contract governing [the dispute] is potentially voidable. Plaintiff may therefore plead an unjust enrichment claim, 'although solely as an alternative to the breach of contract claim.'" (quoting *Ox v. Union Cent. Life Ins. Co.*, No. 94-CIV-4754, 1995 WL 634991, at *6 (S.D.N.Y. Oct. 27, 1995); *Bridgeway Corp. v. Citibank, N.A.*, 132 F. Supp. 2d 297, 305 (S.D.N.Y. 2001)); *Tropical Sails Corp. v. Yext, Inc.*, No. 14-CV-7582, 2015 WL 2359098, at *8 (S.D.N.Y. May 18, 2015) ("[B]ecause the Court finds that Plaintiff has adequately stated a claim for fraudulent inducement, it is also entitled at this stage to maintain its claim for unjust enrichment, on the basis that any contract between the parties . . . might be found unenforceable."). Thus, Xeriant may maintain its alternative claims for quantum meruit and unjust enrichment. Accordingly, the motion to dismiss is denied with respect to Counts IV and V.

C. Unfair Competition and Misappropriation of Confidential Information

Counts VI and VII assert claims for unfair competition and misappropriation of confidential information, respectively. (SAC ¶¶ 159-65, 166-81.) Like its arguments for dismissing the preceding counts, XTI argues that Counts VI and VII are impermissibly repackaged claims for breach of contract. (*See* Mem. at 20-22.) "Where a plaintiff's unfair competition claim is based entirely on the same alleged conduct proscribed by contract, and plaintiff has pled a breach of contract claim, the unfair competition claim is dismissed as duplicative of the breach claim." *Bytemark, Inc. v. Xerox Corp.*, 342 F. Supp. 3d 496, 508 (S.D.N.Y. 2018) (collecting cases). "It is well-settled . . . that no claim for unfair competition lies where its underlying allegations are merely a restatement, albeit in slightly different

language, of the . . . contractual obligations asserted in the cause of action for breach of contract." *RCA Trademark Mgmt. S.A.S. v. VOXX Int'l Corp.*, No. 14-CV-6294, 2015 WL 5008762, at *5 (S.D.N.Y. Aug. 24, 2015) (brackets omitted). This is an extension of the general principle of New York law, "made clear" by the New York Court of Appeals, "that 'a simple breach of contract is not to be considered a tort unless a legal duty independent of the contract itself has been violated.'" *Id.* (quoting *Clark-Fitzpatrick*, 70 N.Y.2d at 389).

The only form of unfair competition discernible from the Second Amended Complaint—and the only form described in Plaintiff's Opposition—is "misappropriation of Plaintiff's [] confidential and proprietary information." (Opp. at 26 (quotation marks omitted); *see* SAC ¶ 160.) Thus, the Court considers the unfair competition and misappropriation claims together. And, importantly, Plaintiff does not argue that the relevant contracts, if in fact valid, would not extinguish the claims here. Instead, Plaintiff contends that it should be permitted to plead Counts VI and VII as alternative claims. Because the Court cannot be certain as a matter of law that the relevant contracts will be both valid and applicable to the dispute between the parties, *see supra* § III.B, it preserves Counts VI and VII as alternative claims.

D. Terms of the Joint Venture Agreement

Finally, XTI argues that the plain terms of the JVA and related agreements preclude Counts II through VII because the JVA "is clear and establishes that XTI owns all patents, data, drawings, drafts, models, software, technical manuals, studies, and other information relating to the Aircraft." (Mem. at 24.) That argument is unavailing for two reasons. First, as already explained, the contracts at issue in this case may be voidable or otherwise unenforceable as written, and therefore cannot unambiguously extinguish Xeriant's claims at this stage. Second, Xeriant alleges other types of behavior besides the allocation of intellectual property, such as fraudulent statements about the progress of the design in which Xeriant was induced to invest, as

well as the cost to obtain FAA approval. (*See* SAC ¶ 24.) Those are not representations about the allocation of intellectual property, and so the JVA does not extinguish any of the claims.

IV. Conclusion

For the foregoing reasons, XTI's motion to dismiss the Second Amended Complaint is DENIED.

XTI shall file an answer to the Second Amended Complaint within 14 days after the date of this Opinion and Order.

The Clerk of Court is directed to close the motion at Docket Number 42.

SO ORDERED.

Dated: January 14, 2025
New York, New York

J. PAUL OETKEN
United States District Judge